CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

320204

Province of British Columbia
Ministry of Consumer and Corporate Affairs
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

EMPIRE CREEK MINES INC.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 15TH DAY OF JANUARY, 1987

B. BECKWITH
ASST. DEPUTY REGISTRAR OF COMPANIES

CANADA
PROVINCE OF BRITISH COLUMBIA

NUMBER

320204

Province of British Columbia
Ministry of Finance and Corporate Relations
REGISTRAR OF COMPANIES

COMPANY ACT

Certificate

I HEREBY CERTIFY THAT

EMPIRE CREEK MINES INC.

HAS THIS DAY CHANGED ITS NAME TO THE NAME

CURLEW LAKE RESOURCES INC.

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

THIS 11TH DAY OF MAY, 1987

Roberta J. Lowdon

ROBERTA J. LOWDON
DEPUTY REGISTRAR OF COMPANIES

Number: BC0320204

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that CURLEW LAKE RESOURCES INC. changed its name to C21 INVESTMENTS INC. on November 24, 2017 at 12:01 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On November 24, 2017

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE